Exhibit 1

$300,000,000 6.625% Senior Notes due 2016

AVNET, INC.

UNDERWRITING AGREEMENT

September 7, 2006

Banc of America Securities LLC

J.P. Morgan Securities Inc.,

As Representatives (“Representatives”) of the Several Underwriters,

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Dear Sirs:

1.  Introductory. Avnet, Inc., a New York corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule B hereto (the “Underwriters”) $300,000,000 6.625% Senior Notes due 2016 (the “Offered Securities”) registered under the registration statement referred to in Section 2(a). The Offered Securities will be issued under an indenture, dated as of March 5, 2004, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, as supplemented by an officers’ certificate, dated as of the Closing Date (such indenture as amended or supplemented is herein referred to as the “Indenture”).

2. Definitions. The following terms have the following meanings in this Agreement:

(a) “Registration Statement” as of any time means the Registration Statement on Form S-3 (No. 333-107474), as amended from time to time (including any post effective amendments thereto), relating to the Offered Securities in the form then filed with the Securities and Exchange Commission (“Commission”), including any document incorporated by reference therein and any prospectus or prospectus supplement relating to the Offered Securities deemed or retroactively deemed to be a part thereof that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “effective date” of the Registration Statement. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(b) “Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any base prospectus or prospectus supplement relating to the Offered Securities deemed to be a part of thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(c) “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933.

(d) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(e) “General Use Issuer Free Writing Prospectus” means an Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, if any, as evidenced by its being specified on Schedule A hereto.

(f) “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, if any.

(g) “Applicable Time” means 10:45 a.m., New York time, on the date of this Agreement.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) (i) (A)(I) At the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act of 1933 (the “Act”) (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or form of prospectus), and (II) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) The Company is permitted to use Form S-3 under the Act and has filed with the Registration Statement on such form, which has become effective, for the registration under the Act of various securities of the Company, including the Offered Securities. Such Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

(iii) The Registration Statement, the Prospectus and the Indenture comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act and the respective rules thereunder.

(b) (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (I) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order, each as described in Rule 405 and (II) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with an offering, all as described in Rule 405.

(c) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the price to the public to be included on the cover page of the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in this Agreement.

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs a material event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in this Agreement.

(e) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(f)  Each Significant Subsidiary of the Company has been duly incorporated and is an existing company in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. For purposes of this Agreement, “Significant Subsidiary” means a subsidiary of the Company which would be a “significant subsidiary” as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act. Except for EBV Elektronik GmbH & Co KG and Avnet Europe CVA, no subsidiary is a Significant Subsidiary.

(g)  All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable free of statutory and contractual preemptive rights.

(h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(i) The execution, delivery and performance of this Agreement, the Indenture and the issuance of the Offered Securities and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary o the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary, except for, in the case of clauses (A) or (B), such breaches, violations or defaults which would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(l) The Offered Securities have been duly authorized by the Company and when executed and delivered by the Company and paid for in accordance with this Agreement and assuming due authorization by the Trustee, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity and entitled to the benefits of the Indenture.

(m) Except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(n) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(o) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(q) Except as disclosed in the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(r) Except as disclosed in the Prospectus and the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Indenture, or which are otherwise material in the context of the issuance and sale of the Offered Securities; and to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

(s) The financial statements included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and the consolidated results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus and the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein.

(t) Except as disclosed in the Prospectus and the General Disclosure Package, since the date of the latest audited financial statements incorporated by reference in the Prospectus and the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock since the date of the latest audited financial statements incorporated by reference in the Prospectus and the General Disclosure Package.

(u) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(v) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” as defined in the Investment Company Act of 1940.

(w) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

(x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounted principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(y) Except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(aa) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its U.S. subsidiaries, and the trust forming part of each such plan, which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and its U.S. subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each welfare plan established or maintained by the Company and/or one or more of its U.S. subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its U.S. subsidiaries has incurred or could reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062,4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA.

(bb) To the knowledge of the Company, there is and has been no material failure which is continuing on the part of any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley Act”).

(cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ff) The Offered Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus.

(gg) The Company and each of its subsidiaries have filed all applicable income and franchise tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes shown thereon as currently due, except as may be being contested in good faith and by appropriate proceedings, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any of its subsidiaries, except, in each case, as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(hh) Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or sale of the Offered Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.965% of the principal amount thereof, the aggregate principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule B hereto.

The Company will deliver the Offered Securities to the Representatives for the accounts of the Underwriters, at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives, at 9:30 A.M., New York time, on September 12, 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. A global certificate representing all of the Offered Securities will be made available for inspection at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

6. Certain Agreements of the Company. The Company agrees with the several Underwriters, that:

(a) The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b) (or, if applicable and consented to by the Representatives, subparagraph (6)(j) below) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company, in all material respects, has complied and will comply with Rule 433 with respect to the Offered Securities.

(b) The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b) and a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Offered Securities, in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 (or, if applicable and consented to by the Representatives, subparagraph (6)(j) below) not later than the second business day following the date of this Agreement.

(c) The Company will advise the Representatives reasonably promptly of any proposal to amend or supplement the Registration Statement or the Statutory Prospectus and will afford the Representatives’ a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives reasonably promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will reasonably promptly notify the Representatives of such event and will reasonably promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement and satisfying the provisions of Section 11(a) of the Act. For the purposes of the previous sentence, “Availability Date” means 60 days after the end of the Company’s fourth fiscal quarter of the fiscal year after the fiscal year during which such effective date occurs.

(f) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will continue such qualifications in effect so long as required for the distribution.

(h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, for any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request (including the reasonable fees and disbursements of one counsel) and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any expenses of the Company’s officers and employees and any other expenses of the Company in connection with hosting teleconference meetings with prospective purchasers of the Offered Securities, for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments and supplements thereto, for expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, and any fees payable to investment rating agencies with respect to the Offered Securities.

(i) To furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, and (ii) such other information as the Representatives may reasonably request regarding the Company or its subsidiaries.

(j) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(k) To apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(l) The Company will not, without the consent of the Representatives, offer or sell, or publicly announce its intention to offer or sell, (i) any equity or debt securities pursuant to a public offering or (ii) any equity or unsecured debt securities pursuant to a private placement which contemplates the purchasers of such equity or debt securities receiving customary registration rights, in each case during the period beginning on the date of this Agreement and ending on the Closing Date. The Company has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Securities.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received the letters, each dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder (“Rules and Regulations”) and with respect to the financial statements and schedules and the financial information of the Company contained in the Registration Statement, Statutory Prospectus, Prospectus and, if applicable, any Issuer Free Writing Prospectus, in each case, in form and substance satisfactory to the Representatives.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the following effect (subject to customary assumptions, exceptions and limitations):

(i) The Company is a validly existing corporation in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package;

(ii) The execution, delivery and performance of the Company’s obligations under the Offered Securities delivered on the Closing Date have been duly authorized by all necessary corporate action. The Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iii) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company;

(iv) The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(v) The execution, delivery and performance by the Company of this Agreement, the Indenture and the issuance of the Offered Securities (i) do not and will not violate the charter or bylaws of the Company; and (ii) do not and will not breach the terms of (A) any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate of the Company as constituting all orders, judgments or decrees binding on the Company or (B) any agreement listed on Schedule 1 thereto, in either case based solely on such counsel’s review of such agreements, orders, judgments or decrees.

(vi) The execution, issuance, delivery and performance by the Company of the Offered Securities, and the execution and delivery by the Company of this Agreement and the Indenture and the performance by the Company of its obligations thereunder (i) do not and will not violate any law, rule or regulation currently in effect of the State of New York or the United States of America applicable to the Company and (ii) do not and will not require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under any law or regulation of the State of New York or the United States of America applicable to the Company or the New York Business Corporation Law, except for such filings or approvals as already have been made or obtained under the Act. Other than the last clause of the preceding sentence, such counsel expresses no opinion in this paragraph regarding federal or state securities laws.

(vii) The Company is not, and after giving effect to the offering and sale of the Offered Securities will not be, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph, the term “investment company” has the meanings ascribed to such term in the Investment Company Act;

(viii) Insofar as the statements made in the General Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” constitute a summary of the terms of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses; and

(ix) The statements in the Registration Statement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders,” insofar as such statements purport to describe specific provisions of the Internal Revenue Code, present in all material respects an accurate summary of such provisions.

Such counsel shall also provide a letter to the Representatives stating that the Indenture has been duly qualified under the Trust Indenture Act and in reliance upon advice from the staff of the Commission, the Registration Statement has become effective under the Act and to such counsel’s knowledge, based solely upon telephonic confirmation from the staff of the Commission on the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; such letter shall also state that, except for the financial statements (and related notes thereto) and schedules and other information of an accounting or financial nature included or incorporated by reference therein, for which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of such counsel’s opinion, shall be the date provided for in Rule 158(c) under the Act), or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the Statutory Prospectus (and the General Use Issuer Free Writing Prospectus(es), if any), together with the price to public set forth on the cover page of the Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules, and other information of an accounting or financial nature or to any Statement of Eligibility on Form T-1 included or incorporated by reference therein.

(e) The Representatives shall have received an opinion, dated the Closing Date, of David R. Birk, Senior Vice President and General Counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of New York, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package;

(ii) The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights;

(iii) Each Significant Subsidiary is a company validly existing and in good standing under the laws of its respective jurisdiction of organization with the requisite corporate power and authority to own its respective properties and to conduct its respective business as described in the Prospectus, except where the failure to be validly existing, to be in good standing, and to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

(iv) The Company is qualified to do business as a foreign corporation in the jurisdictions of Arizona, California, Massachusetts, North Carolina and Texas (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

(v) To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its charter or by-laws, (B) any “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, which would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, (C) any federal or New York State law, regulation or rule, or (D) any decree, judgment or order applicable to the Company or any of its subsidiaries;

(vi) The execution and delivery of this Agreement, the Indenture and the issuance of the Offered Securities by the Company and the performance by the Company of its obligations thereunder do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provision of (A) the charter or by-laws of the Company or (B) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (C) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except for in the case of clauses (B) and (C) above, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect or materially and adversely affect the ability of the Company to execute, deliver and perform this Agreement;

(vii) To the best of such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or any other Company filing incorporated by reference therein or to be summarized or described in the General Disclosure Package which have not been so filed, summarized or described;

(viii) To the best of counsel’s knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the General Disclosure Package but are not so described;

(ix) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and

(x) The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion).

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, and members of such counsel’s staff have participated in conferences with representatives of the independent auditors of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus were discussed and, although such counsel has not independently verified, is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, on the basis of the foregoing, and except for the financial statements (and related notes thereto) and schedules and other information of an accounting or financial nature or to any Statement of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe: (a) that the Registration Statement, at the time it became effective (which for such counsel’s opinion, shall have the meaning set forth in Rule 158(c) under the Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Statutory Prospectus (and the General Use Issuer Free Writing Prospectus(es), if any), together with the price to public set forth on the cover page of the Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated as of the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission; and that, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(h) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the Prospectus that is set forth on Schedule C hereto.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however, if such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in actual or potential conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the reasonable fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 3 and all obligations under Section 6 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o J.P. Morgan Securities Inc., Attention: High Grade Syndicate Desk, 270 Park Avenue – 8th Floor, New York, NY 10017 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Avnet, Inc, 2211 South 47th Street, Phoenix, AZ 85034, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Representatives have been retained solely to act as underwriter in connection with the sale of Company’s securities and that no fiduciary, advisory or agency relationship between Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising on other matters;

(b) the price of the securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Company and that the Representatives have no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Company, including stockholders, employees or creditors of Company.

16. Tax Disclosure. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Avnet, Inc.

By: /s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Sr. Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Banc of America Securities LLC J.P. Morgan Securities Inc. By: Banc of America Securities LLC By: /s/ Peter J. Carbone	Acting on behalf of itself and as the Representative of the several Underwriters.

Name: Title:	Peter J. Carbone Vice President

By:	J.P. Morgan Securities Inc.
By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Vice President

SCHEDULE A

General Use Issuer Free Writing Prospectus

1. Pricing Term Sheet

SCHEDULE B

Principal Amount of Notes
Underwriter	to be Purchased
Banc of America Securities LLC	$93,000,000
J.P. Morgan Securities Inc.	$93,000,000
Credit Suisse Securities (USA) LLC	$45,000,000
ABN AMRO Incorporated	$21,000,000
BNP PARIBAS Securities Corp.	$21,000,000
Scotia Capital (USA) Inc.	$21,000,000
Calyon Securities (USA) Inc.	$6,000,000
Total	$300,000,000

SCHEDULE C
Information provided by the Underwriters

1. The last paragraph of the cover page of the Prospectus Supplement concerning delivery of the Notes;

2. The concession figures appearing in the fourth paragraph of text under the caption “Underwriting” on page S-16 of the Prospectus Supplement;

3. The second sentence of the seventh paragraph under the caption “Underwriting” on page S-16 of the Prospectus Supplement concerning the market for the Notes; and

4. The eighth paragraph of text under the caption “Underwriting” on page S-16 of the Prospectus Supplement, concerning stabilizing transactions.